The following represents a Form of Severance Agreement entered into between the Company and the following executive officers: Joseph W. Levy, Stephen J. Furst, Gary L. Gladding, Alan A. Weinstein and Michael J. Schmidt on March 31, 1995.


                         SEVERANCE AGREEMENT


          This Severance Agreement (this "Agreement"), is made as of this
31st   day of March, 1995, by and between Gottschalks Inc., a Delaware
Corporation ("Company") and                                        , an
individual ("Employee").


          1. Subject to the provisions of paragraph (4) below, Company hereby agrees that in the event Employee's employment with the Company is terminated by written notice of Company for other than for cause (as defined below), Company will pay Employee a severance benefit equal to twelve (12) months salary, determined at Employee's annual base rate of pay in effect at the time such notice of termination is given (less standard withholdings and authorized deductions), and Employee shall have the right to continue Employee's coverage in Company's group medical plan at Company's expense for a period of one year from the termination date (such benefit being referred to herein as the "Severance Benefit").


          2. For purposes of this agreement, "annual base rate of pay" means Employee's annual base salary only, and excludes all other income heretofore received by Employee, such as, but not limited to, bonuses, incentive compensation, fringe benefits, commissions, overtime, retainers, fees under contracts, income arising from the exercise of stock options, or expense allowances granted by Company.


          3. The Severance Benefit, less standard withholding and other authorized deductions, will be paid to Employee after the date of Employee's termination out of the general assets of the Company in the same form and at the same time as Employee's salary otherwise would have been paid to Employee if Employee had continued to be employed by the Company.


          4. Subject to the provisions of this paragraph (4) following this sentence, the Severance Benefit shall be paid to Employee only in the event that Employee's employment with Company is terminated by written notice from Company (other than for cause) and only if Employee continues to report to work, and adequately performs each and every duty of Employee's employment until the date set forth in the notice of termination as Employee's date of termination (unless the Company consents to a date of termination that is prior to such date). Notwithstanding anything to the contrary contained in this Agreement, Employee shall not be entitled to the Severance Benefit if: (i) Employee's employment with Company is terminated other than by written notice of termination from Company, including without limitation, the retirement, resignation, disability or death of Employee; (ii) Company sells all or part of its business (or otherwise merges, divides, consolidates or reorganizes) and Employee has the opportunity to continue employment with the buyer (or with one of the resulting entities in the event of a merger, division, consolidation or reorganization), at or above the employee's base rate of pay, regardless of whether the other terms and conditions of Employee's employment after such sale, division, consolidation or reorganization are the same or different from the terms and conditions of Employee's employment with Company; or (iii) Employee is terminated for "cause", which includes, without limitation, a good faith determination by Company that Employee (1) has committed a material breach of his duties and responsibilities, (2) refused to perform required duties and responsibilities or performed them incompetently, (3) breached or violated any fiduciary duty owed to Company or (4) is or has been personally dishonest, or has willfully or negligently violated any law, rule or regulation or has been convicted of a felony or misdemeanor (other than minor traffic violations and similar offenses).


          5. Nothing contained herein shall be construed as conferring on Employee the right to continue in the employ of the Company in Employee's present or any other capacity. Employee hereby expressly acknowledges that Employee's employment with Company is "at will" and therefore may be terminated by Company at any time, with or without cause, at Company's sole discretion. Employee also expressly acknowledges that, except for benefits to which Employee may otherwise be entitled by law, Employee shall not be entitled to receive from Company any benefits, compensation or renumeration other than the Severance Benefit upon satisfaction of the conditions which entitle Employee to receive the Severance Benefit. Employee agrees that the Severance Benefit shall constitute the exclusive and sole remedy for any termination of Employee's employment and Employee covenants not to assert or pursue any other remedies, at law or in equity, with respect to any termination of employment.


          6. This Agreement shall be governed by the laws of the State of California. This Agreement may be amended only by a subsequent written agreement signed by Employee and an authorized representative of Company following approval by the Board of Directors of Company. This Agreement is personal to Employee and is not assignable by Employee. This Agreement shall inure to the benefit of and be binding upon Company and its successors and assigns and any such successor or assignee shall be deemed substituted for Company under the terms of this Agreement for all purposes. As used herein, "successor" and "assignee" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires the stock of Company or to which Company assigns this Agreement by operation of law or otherwise. This instrument constitutes and contains the entire agreement and understanding concerning the subject matters addressed herein between the parties, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof. This is an integrated document.

          7. Any dispute, controversy or claim arising out of or in connection with this Agreement or any other aspect of Employee's employment with Company shall be resolved exclusively through binding arbitration to be held in Fresno County, California in accordance with California Civil Procedure Code 1282-1284.2. In the event either party institutes arbitration under this Agreement, the party prevailing in any such arbitration shall be entitled, in addition to all other relief, to reasonable attorneys' fees relating to such arbitration. The nonprevailing party shall be responsible for all costs of the arbitration, including but not limited to, the arbitration fees, court reporter fees, et.

          IN WITNESS WHEREOF, Company has caused to be executed and delivered, and Employee has executed and delivered, this Agreement as of the day and year first above set forth.
                              GOTTSCHALKS INC.



                              By:___________________________________

                              Title:



                              Employee


                              ______________________________________